UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 18, 2011, the Compensation Committee of the Board of Directors of Richardson Electronics, Ltd. (the “Company”) granted certain of the executive officers of the Company cash bonus compensation in recognition of their efforts to successfully complete the sale of the Company’s former RF, Wireless and Power Division to Arrow Electronics, Inc., which sale was completed on March 1, 2011.

The executive officers of the Company, their titles and the amount of cash bonus compensation granted to each of them is set forth in the table below.

Name	Title	Amount of Cash Bonus Compensation
Wendy Diddell	Executive Vice President, Corporate Development	$475,000
Kyle Badger	Executive Vice President, General Counsel and Secretary	$50,000
Kathy Dvorak	Executive Vice President, Chief Financial Officer	$50,000

The cash bonus compensation is immediately payable in full, subject to regular payroll withholding taxes. The grants of cash bonus compensation were not made pursuant to any plan adopted by the Company or its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: March 24, 2011	By:	/s/ Kyle C. Badger
	Name:	Kyle C. Badger
	Title:	Executive Vice President, General Counsel and Secretary